Exhibit 10.6

Form Supplier Agreement

Agreement No.__
              Agreement Dated:__
          Party A:
          Party B:

WITNESSETH

          WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the purchase and supply between Party A and Party B;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

Item	Quantity(M3)	Price per Unit	Total Price	Note

Total

1.	Measurement. The items supplied shall be measured in cubic meter, and shall be freshly logged without apparent decay, twist, marine borer or apriona germari erode.

2.	Tender of Goods. Party B ensures that the items supplied are ready for tender at the execution of this Agreement. Party A shall take possession of items supplied at the destination port.

3.	Breach of Agreement. The breaching party shall remedy the non-breaching party for all the economical loss and shall be liable for any legal consequences caused hereof.

4.	Payment Method. The payment shall be made to the independent third party Optimost Investment Limited within 90 days.

5.	This Agreement is executed in two (2) copies with each party holding one copy.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date first above written upon the signature and seals by both parties.

           Party A:  Simply Good Limited

           Party B:  __

Date:__

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